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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 15, 2000, included in the Centex Construction Products, Inc. (the "Company") annual report to stockholders. We also hereby consent to the incorporation by reference of our report dated May 15, 2000, into the Company's previously filed registration statements on Form S-8 (No. 33-82820; No. 33-82928; No. 33-84394) and to all
references to our firm included in these registration statements.

                                             /s/ ARTHUR ANDERSEN LLP

Dallas, Texas
  June 21, 2000